                                S P E C I M E N

                         WAVERIDER COMMUNICATIONS INC.
                       ORGANIZED UNDER THE LAWS OF NEVADA

     The Company is authorized to issue shares of more than one class, namely 100,000,000 Common Shares and 5,000,000 Preferred Shares. Pursuant to the General Corporation Law of Nevada, the Company will furnish to any shareholder upon request (addressed to the attention of the Secretary of the Company) and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Company and of variations in the relative rights and preferences between the shares of each series of Preferred Shares of the Company insofar as any such series has been fixed and determined, and a statement of the authority of the Board of Directors of the Company to fix and determine the relative rights and preferences of subsequent series of Preferred Shares.

     THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO THE APPLICABLE LAWS OR REGULATIONS:

     TEN COM --as tenants in common        UNIF GIFT MIN ACT--     Custodian
                                                              ..................
     TEN ENT --as tenants by entireties                       (Cust)     (Minor)
                                                             under Uniform Gifts
     JT TEN  --as joint tenants with                            to Minors Act
               rights of survivorship
               and not as tenants in                          ..................
               common                                              (State)

    Additional abbreviations may also be used though not in the above list.

    For value received ................... hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

        ------------------------------

        ------------------------------ .........................................

               PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE

 ................................................................................

 ................................................................................

 ..........................................................................Shares

of the Common Stock represented by the within Certificate and to hereby constitute and appoint .........................................................

 ................................................................................

 ................................................................................


Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated ...................., 19 ......


SIGNATURE GUARANTEED                     X .....................................

                                         X .....................................
                                             (All Registered Owners must sign)


THE SIGNATURES(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ANY OTHER CHANGE WHATEVER. The SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM)

                                S P E C I M E N

                                   SPECIMEN

A NEVADA CORPORATION


      NUMBERS                                                    SHARES
--------------------            WAVERIDER (TM)            --------------------
                              COMMUNICATIONS INC.
--------------------                                      --------------------


COMMON STOCK                                            SEE REVERSE SIDE
$.001 PAR VALUE                                      FOR CERTAIN DEFINITIONS
                                                        CUSIP 943570101

--------------------------------------------------------------------------------
This certifies that


is the owner of
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fully paid and non-assessable shares of Common Stock, $.001 par value, of
WaveRider Communications Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate and shares represented hereby are issued and shall be subject to all the provisions of the Corporation's Certificate of Incorporation and all amendments thereof (copies of which are on file with the Transfer Agent and in the office of the Secretary of State of Nevada), to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


 /s/ [SIGNATURE ILLEGIBLE]     [SEAL OF WAVERIDER      /s/ [SIGNATURE ILLEGIBLE]
                PRESIDENT        COMMUNICATIONS                       SECRETARY
                                INC. APPEARS HERE
                                 STATE OF NEVADA
                                      1987]

Countersigned:

        CORPORATE STOCK TRANSFER, INC.
        370 17th Street, Suite 2350, Denver, CO 80202

        By __________________________________________
                      Authorized Officer